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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549




                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            Simplex Solutions, Inc.
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             (Exact name of Registrant as specified in its charter)

                    Delaware                                      56-1918734
     ----------------------------------------         ------------------------------------
     (State of Incorporation or organization)         (I.R.S. Employer Identification No.)


521 Almanor Avenue, Sunnyvale, California                            94085
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    (Address of principal executive offices)                      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:
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                                      NONE


Securities to be registered pursuant to Section 12(g) of the Act:
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                         COMMON STOCK, $0.001 PAR VALUE
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Item 1. Description of Registrant's Securities to be Registered.

        Simplex Solutions, Inc. (the "Registrant") incorporates by reference the description of its securities to be registered hereunder contained under the headings "Description of Capital Stock" and "Shares Eligible for Future Sales" contained in the Registrant's Registration
        Statement on Form S-1, including any amendments thereto (File Number 333-45504).

Item 2. Exhibits.

     The following exhibits are filed as a part of this registration statement:

     *3.1 Amended and Restated Certificate of Incorporation of the Registrant

     *3.2 Form of Amended and Restated Certificate of Incorporation of
          Registrant

     *3.3 Bylaws of the Registrant

     *3.4 Form of Amended and Restated Bylaws of the Registrant

     *3.5 Certificate of Amendment of the Certificate of Incorporation of the Registrant

     *3.6 Form of Certificate of Amendment of the Registrant

     *4.1 Form of Registrant's Common Stock Certificate

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* Incorporated by reference to the Exhibits of the same number included in the
Registrant's Registration Statement on Form S-1 (File Number 333-45504).



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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: March 23, 2001                 Simplex Solutions, Inc.


                                      By:  /s/ PENNY HERSCHER
                                           ---------------------
                                           Penny Herscher,
                                           Chief Executive Officer





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